Exhibit 99.1

BK Technologies Announces Second Quarter 2025 Results

●	2Q25 Revenue growth to $21.2 million; Gross margin improves to 47.4% from 37.3% in 2Q24
●	2Q25 GAAP diluted EPS of $0.96 compared with $0.47 in 2Q24
●	2Q25 non-GAAP diluted adjusted EPS[1] of $1.30 compared with $0.55 in 2Q24
●	Raising full year 2025 GAAP EPS target to $3.15 per diluted share from $2.40 per diluted share
●	Raising full year 2025 non-GAAP adjusted EPS[1] target to $3.80 per diluted share from $2.80 per diluted share
●	Announced $12.9 million in purchase orders from the USDA Forest Service subsequent to the quarter

WEST MELBOURNE, FL August 14, 2025 / BK Technologies Corporation (NYSE American: BKTI) (the “Company,” “BK Technologies”), a provider of advanced public safety communications solutions, today announced financial and operating results for the second quarter and six months ended June 30, 2025. The Company will host a conference call today, August 14, 2025, at 9:00 a.m. Eastern Time.

John Suzuki, CEO of BK Technologies, commented, “We delivered strong operational execution in the second quarter of 2025, underscored by higher than expected gross margins of 47.4%, and significantly improved profitability. Federal order activity surged following the close of the second quarter, led by multiple purchase orders from the USDA Forest Service, totaling $12.9 million, which we believe sets the stage for a strong second half. These orders are representative of the momentum we’re seeing from our federal customers for our BKR Series radios, and we’re pleased to support these agencies with our advanced public safety communications solutions. During the quarter we launched and received a purchase order from the Latimer County Sheriff’s Office in Colorado for RelayONE, our rapid deployment portable repeater kit, which is part of our BK ONE family of interoperable communications solutions. RelayONE extends range and enables different public safety and military communications devices to effectively interact, promoting a unified response in the field.

1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Measures” and Reconciliation to GAAP later in this press release.

“With our visibility today, we are raising certain of our previously stated full year financial targets. We now expect to deliver full year revenue growth in the high single digits with gross margin greater than 47%, a sharp improvement from our prior expectation of single-digit growth and gross margin above 42%. This upward revision reflects the strong demand we are seeing, the leverage in our business model, and our confidence in our ability to sustain performance at these higher levels. Additionally, we are raising our full-year GAAP diluted EPS target to $3.15 per share from $2.40 per share, and our non-GAAP diluted adjusted EPS1 target to $3.80 per share from our previously stated non-GAAP diluted adjusted EPS1 target of $2.80 per share, based on our current backlog and pipeline, as well as the strengthening gross margin. We’re encouraged by our results in this quarter and year-to-date, and look forward to driving enhanced results for our shareholders as we progress through the second half of the year,” Mr. Suzuki concluded.

Second Quarter 2025 Financial Review

Revenue of $21.2 million increased 4.5% compared to revenue of $20.3 million in the second quarter of 2024.

Gross margin of 47.4% improved significantly as compared to gross margin of 37.3% in the second quarter of 2024, demonstrating the favorable product mix and ongoing cost savings related to operational efficiencies and outsourced radio manufacturing.

Selling, General & Administrative expenses totaled $6.0 million, compared with $5.5 million for the second quarter of 2024, reflecting our continued investments in sales, marketing and engineering.

Operating income was $4.0 million compared with operating income of $2.0 million in the second quarter of 2024.

BK Technologies recorded net income of $3.7 million or $1.03 per basic and $0.96 per diluted share, compared with net income of $1.7 million or $0.47 per basic and diluted share, for the second quarter of 2024.

The Company reported non-GAAP adjusted earnings1 of $5.1 million or $1.39 per basic and $1.30 per diluted share compared to non-GAAP adjusted earnings1 of $2.0 million or $0.56 per basic and $0.55 per diluted share for the second quarter of 2024.

Non-GAAP adjusted EBITDA1 for the second quarter of 2025 was $4.4 million, compared with non-GAAP adjusted EBITDA1 of $2.5 million in the second quarter of 2024.

Working capital totaled approximately $28.9 million at June 30, 2025, of which $23.4 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital at December 31, 2024 of approximately $23.0 million, of which $14.4 million was comprised of cash, cash equivalents and trade receivables.

Six Months 2025 Financial Review

Revenue of $40.2 million increased 4.5% compared to revenue of $38.5 million in the six months ended June 30, 2024.

Gross margin of 47.2% improved as compared to gross margin of 35.9% in the same period last year.

Selling, General & Administrative expenses totaled $12.1 million, compared with $10.8 million for the prior year period.

Operating income totaled $6.9 million compared with operating income of $3.0 million in the six months ended June 30, 2024.

BK Technologies recorded net income of $5.9 million or $1.63 per basic and $1.51 per diluted share, compared with net income of $2.3 million or $0.66 per basic and diluted share, for the six months ended June 30, 2024.

1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Measures” and Reconciliation to GAAP later in this press release.

The Company reported non-GAAP adjusted earnings1 of $7.5 million or $2.07 per basic and $1.91 per diluted share compared to non-GAAP adjusted earnings1 of $3.0 million or $0.85 per basic and $0.84 per diluted share in the prior year period.

Non-GAAP adjusted EBITDA1 was $7.6 million, compared with non-GAAP adjusted EBITDA1 of $3.8 million in the first six months of 2024.

Conference Call and Webcast

BK Technologies will host a conference call and webcast for investors today, August 14, 2025, at 9:00 a.m. Eastern Time.

Shareholders and interested parties may participate in the conference call by dialing (888) 506-0062 and international participants should dial (973) 528-0011 and use access code: 189911. The call and the accompanying slide deck will also be webcast at:

https://www.webcaster4.com/Webcast/Page/2208/52724

The conference call and slide deck may also be accessed via the Events page of the Company’s website at www.bktechnologies.com. Please allow extra time prior to the call to visit the site.

An online archive of the webcast will be available on the Company’s website for thirty (30) days following the call at www.bktechnologies.com. A replay of the conference call will be available one hour after completion of the call until Thursday, August 21, 2025, by dialing (877) 481-4010 and international participants should dial (919) 882-2331. All callers must use passcode 52724 to access the replay.

1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Measures” and Reconciliation to GAAP later in this press release.

Use of Non-GAAP Measures

BK Technologies prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses non-GAAP financial measures. Management believes the non-GAAP financial measures discussed in this release are important to the reader of the Consolidated Financial Statements. The Company has provided the non-GAAP financial information presented in the press release, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (Adjusted EBITDA). Adjusted EBITDA is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in net income provided in the statement of operations attributable to the Company calculated in accordance with GAAP, the most directly comparable financial measure calculated in accordance with GAAP. Management believes Adjusted EBITDA can help the investors better understand operational factors associated with the Company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation and amortization, non-cash stock-based compensation expense and infrequent or unusual losses or gains (i.e., non-recurring and incremental restructuring charges that are not expected to be routinely incurred year over year because of the Company’s strategy and operating experience). See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EBITDA.

Adjusted earnings per share (Adjusted EPS). Adjusted EPS is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in the basic and diluted earnings per share attributable to the Company calculated in accordance with GAAP EPS, the most directly comparable financial measure calculated in accordance with GAAP. Adjusted EPS is a non-GAAP financial measure that adjusts GAAP EPS for expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. The Company has non-cash charges for stock-based compensation and changes in investment value that do not reflect the operating performance of the LMR and Solutions businesses. The Company has also entered a master Service Agreement with EastWest Manufacturing, LLC for the manufacture of LMR radio products and accessories resulted in one-time adjustments related to the transition of production operations during the fiscal year 2024. The Company also recorded a one-time, non-cash income tax provision expense for NOL carryforwards during the second quarter of 2025. Management believes that these one-time charges do not reflect the operational profitability of the business for fiscal year 2024 and the second quarter of 2025 compared to prior periods. See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EPS. We do not provide reconciliations of forward-looking non-GAAP guidance due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance.

About BK Technologies

BK Technologies Corporation, through its operating subsidiaries, manufactures high-specification, communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies' Solutions business focuses on new, innovative public safety smartphone services that will make the first responders safer or more productive. BK Technologies is honored to serve these heroes when every moment counts. The Company's common stock trades on the NYSE American market under the symbol "BKTI". Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains statements about future events and expectations which are “forward-looking statements” within the meaning of Sections 27A of the Securities Act of 1933, as amended, and 21E of the Exchange Act. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our Solutions and Radio business lines and the products offered thereunder; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated Solutions products, and our new multiband radio product and other related products in the BKR Series product line; competition in the land mobile radio industry; general economic and business conditions, including high inflation and its impacts, high interest rates, labor and supply shortages and disruptions; federal, state and local government budget deficits and spending limitations; any impact from a prolonged shutdown of the U.S. Government, the effects of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health crises and other catastrophic events, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; our ability to comply with the terms, including financial covenants, of our outstanding debt, including increasing fluctuating interest rates; protection of our intellectual property rights; fluctuation in our operating results and stock price; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems or third-party information technology systems upon which we rely; widespread outages, interruptions, or other failures of operational, communication, or other systems; availability of adequate insurance coverage; environmental, social and governance matters; maintenance of our NYSE American listing; risks related to being a holding company; our ability to remediate the material weakness in our internal control over financial reporting; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement except as required by law.

This press release and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the release. We do not provide reconciliations of forward-looking non-GAAP guidance due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance.

Company Contact:
IMS Investor Relations
John Nesbett/Jennifer Belodeau
bktechnologies@imsinvestorrelations.com

(203) 972-9200

BK TECHNOLOGIES CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended

	6/30/25	6/30/24	6/30/25	6/30/24
Sales, net	$21,165	$20,254	$40,219	$38,485

Expenses:
Cost of products	11,130	12,707	21,234	24,650
Selling, general and administrative	6,038	5,522	12,072	10,827
Total operating expenses	17,168	18,229	33,306	35,477

Operating income	3,997	2,025	6,913	3,008

Other (expense) income:
Net interest (expense)	39	(106)	42	(280)
Loss on investments	-	-	-	(91)
Other expense	(20)	(35)	(137)	(51)

Income before income taxes	4,016	1,884	6,818	2,586

Provision for income tax	(275)	(220)	(945)	(241)

Net income	$3,741	$1,664	$5,873	$2,345

Net income per share - basic	$1.03	$0.47	$1.63	$0.66
Net income per share - diluted:	$0.96	$0.47	$1.51	$0.66

Weighted average shares outstanding - basic	3,646,503	3,529,910	3,609,744	3,534,209
Weighted average shares outstanding - diluted	3,893,373	3,564,170	3,893,462	3,559,305

BK TECHNOLOGIES CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share data) (Unaudited)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$11,853	$7,075
Trade accounts receivable, net	11,542	7,349
Inventories, net	17,167	17,636
Prepaid expenses and other current assets	4,271	4,881
Total current assets	44,833	36,941

Property, plant and equipment, net	4,563	4,911
Right-of-use (ROU) assets	886	1,128
Deferred tax assets, net	7,443	6,788
Capitalized product development costs	2,267	1,321
Other assets	434	410

Total assets	$60,426	$51,499

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,835	$6,327
Accrued compensation and related taxes	1,702	2,289
Accrued warranty expense	921	1,008
Accrued other expenses and other current liabilities	550	1,894
Short-term lease liabilities	515	571
Deferred revenue	2,397	1,885
Total current liabilities	15,920	13,974

Long-term lease liabilities	490	714
Long-term uncertain tax position liability	1,419	-
Deferred revenue	5,834	6,980
Total liabilities	23,663	21,668

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	-	-
Common stock; $0.60 par value; 10,000,000 authorized shares; 4,035,256 and 3,913,959 issued, and 3,693,176 and 3,571,879 outstanding shares at June 30, 2025 and December 31, 2024, respectively	2,421	2,348
Additional paid-in capital	50,372	49,386
Accumulated deficit	(9,977)	(15,850)
Treasury Stock, at cost, 342,080 shares at June 30, 2025 and December 31, 2024	(6,053)	(6,053)

Total stockholders' equity	36,763	29,831

Total liabilities and stockholders' equity	$60,426	$51,499

BK TECHNOLOGIES CORPORATION
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data) (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended

non-GAAP Adjusted EBITDA	6/30/25	6/30/24	6/30/25	6/30/24

Net Income	$3,741	$1,664	$5,873	$2,345

Adjustments to reconcile net income to EBITDA
Interest (income) expense, net	(39)	106	(42)	280
Income tax provision	275	220	945	241
Depreciation and amortization	440	414	867	821
EBITDA	4,417	2,404	7,643	3,687
Severance	-	85	-	152
Inventory write-off - New Product Introduction	-	-	-	-
Adjusted EBITDA	$4,417	$2,489	$7,643	$3,839

Adjustments to reconcile net income to Adjusted EPS (non-GAAP)

Net Income	$3,741	$1,664	$5,873	$2,345

Net realized and unrealized loss on investments	-	-	-	91
Stock-based compensation expense	425	225	818	401
Non-cash deferred tax provision expense	889	-	764	-
Severance	-	85	-	152
Inventory write-off - New Product Introduction	-	-	-	-
Adjusted Earnings (Non-GAAP)	$5,055	$1,974	$7,455	$2,989

Adjusted earnings per share - basic	$1.39	$0.56	$2.07	$0.85
Adjusted earnings per share - diluted	$1.30	$0.55	$1.91	$0.84

Weighted average common shares outstanding, basic	3,646,503	3,529,910	3,609,744	3,534,209
Weighted average common shares outstanding, diluted	3,893,373	3,564,170	3,893,462	3,559,305